SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

EMPIRE STATE REALTY OP, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-4685158
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Grand Central Place 60 East 42nd Street New York, NY	10165
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-179486-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Series ES Operating Partnership Units Representing

Limited Partnership Interests, no par value

Series 60 Operating Partnership Units Representing

Limited Partnership Interests, no par value

Series 250 Operating Partnership Units Representing

Limited Partnership Interests, no par value

NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Incorporated by reference herein is the section entitled “Description of Operating Partnership Units and the Partnership Agreement of the Operating Partnership” contained in the Registrant’s registration statement on Form S-4 originally filed with the Securities and Exchange Commission on February 13, 2012 (Registration No. 333-179486-01), as amended (“Registration Statement”), including any form of prospectus contained therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Registrant’s Series ES Operating Partnership Units representing limited partnership interests, no par value, Series 60 Operating Partnership Units representing limited partnership interests, no par value and Series 250 Operating Partnership Units representing limited partnership interests, no par value, under the captions “Exchange Value and Allocation of Operating Partnership Units and Common Stock” and “Comparison of Ownership of Participation Interests, Operating Partnership Units and Shares of Common Stock” in the Registration Statement.

ITEM 2	EXHIBITS.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EMPIRE STATE REALTY OP, L.P.

By: Empire State Realty Trust, Inc., its general partner

Date: October 10, 2013	By:	/s/ David A. Karp
David A. Karp
Executive Vice President,
Chief Financial Officer and Treasurer